As filed with the Securities and Exchange Commission on March 1, 2019
Registration No. 333-216253

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

   POST-EFFECTIVE
AMENDMENT NO. 1

TO
FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATLANTICA YIELD PLC
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Great West House, GW1, 17th Floor
Great West Road
Brentford, United Kingdom TW8 9DF
Tel.: +44 203 499 0465
(Address and telephone number of Registrant’s principal executive offices)

ASHUSA Inc.
1553 W Todd Drive, Suite 204
Tempe, AZ 85283
Tel.: (602) 365-0594
Attn.: Emiliano Garcia Sanz
(Name, address and telephone number of agent for service)

Copies to:
Alejandro Gonzalez Lazzeri
Lorenzo Corte
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Tel: (212) 735-3000
Fax: (212) 735-2000/1

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act .☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 filed by Atlantica Yield plc (the “Registrant”) removes from registration all of the unsold securities registered under the Registration Statement on Form F-3 (Registration No. 333-216253) filed by the Registrant with the U.S. Securities and Exchange Commission on February 27, 2017 (the “Registration Statement”), pertaining to the offer and resale, from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to 41,530,843 of the Registrant’s ordinary shares formerly held by Abengoa Concessions Investments Ltd. These shares were those held beneficially by Abengoa. The shares are being removed from registration as Abengoa is no longer a beneficial shareholder.

The Company is terminating all offerings of its securities pursuant to the Registration Statement. The Company, by filing this Post-Effective Amendment, hereby removes from registration any and all securities registered but unsold under the Registration Statement. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Atlantica Yield plc certifies that it has reasonable grounds to believe that it has met all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brentford, United Kingdom on March 1, 2019.

Atlantica Yield plc

By:	/s/ Santiago Seage
	Name:	Santiago Seage
	Title:	Chief Executive Officer

*	Independent Director and Chairman of the Board of Directors	March 1, 2019

Daniel Villalba

/s/ Santiago Seage	Chief Executive Officer and Director	March 1, 2019
Santiago Seage	(Principal executive officer)

/s/ Francisco Martinez-Davis	Chief Financial Officer	March 1, 2019
Francisco Martinez-Davis	(Principal financial officer and Principal accounting officer)

*	Director	March 1, 2019
Ian Robertson

*	Director	March 1, 2019
Christopher Jarratt

*	Independent Director	March 1, 2019
Jackson Robinson

*	Independent Director	March 1, 2019
Robert Dove

*	Independent Director	March 1, 2019
Andrea Brentan

*	Independent Director	March 1, 2019
Francisco J. Martinez
* Pursuant to Power of Attorney

Pursuant to the Power of Attorney included in the Registrant’s Form F-3 filed with the U.S. Securities Exchange Commission on February 27, 2017, Santiago Seage as attorney-in-fact does hereby sign this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 on behalf of each signatory.

/s/ Santiago Seage	Attorney-in-Fact	March 1, 2019
Santiago Seage

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on this 1st day of March, 2019.

/s/ Emiliano García Sanz	Authorized Representative in the United States	March 1, 2019
Emiliano García Sanz